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                                                               EXHIBIT NUMBER 21

                    SUBSIDIARIES OF OFFITBANK HOLDINGS, INC.

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NAME OF SUBSIDIARY                                                                        STATE OF INCORPORATION
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
OFFITBANK                                                                                        New York

OFFITBANK Derivatives, Inc.                                                                      Delaware

OFFITBANK Latin America Income Fund, Inc.                                                        New York

OFFITBANK Energy Fund, Inc.                                                                      New York

OFFITBANK Greater China, Inc.                                                                    Delaware
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